UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 28, 2006

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events

On March 28, 2006, The Neiman Marcus Group, Inc. entered into an amendment to its Pledge and Security and Intercreditor Agreement dated as of October 6, 2005.

A copy of Amendment No. 1 dated as of March 28, 2006 to the Pledge and Security and Intercreditor Agreement dated as of October 6, 2005, among Newton Acquisition Merger Sub, Inc., The Neiman Marcus Group, Inc., Newton Acquisition, Inc. (now Neiman Marcus, Inc.), the subsidiary grantors party thereto, and Credit Suisse, as administrative agent and collateral agent for the Secured Parties, is attached hereto as Exhibit 10.1.
Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1

Amendment No. 1 dated as of March 28, 2006 to the Pledge and Security and Intercreditor Agreement dated as of October 6, 2005, among Newton Acquisition Merger Sub, Inc., The Neiman Marcus Group, Inc., Newton Acquisition, Inc. (now Neiman Marcus, Inc.), the subsidiary grantors party thereto, Credit Suisse, as administrative agent and collateral agent for the Secured Parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: March 29, 2006	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President

THE NEIMAN MARCUS GROUP, INC.

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 1 dated as of March 28, 2006 to the Pledge and Security and Intercreditor Agreement dated as of October 6, 2005, among Newton Acquisition Merger Sub, Inc., The Neiman Marcus Group, Inc., Newton Acquisition, Inc. (now Neiman Marcus, Inc.), the subsidiary grantors party thereto, Credit Suisse, as administrative agent and collateral agent for the Secured Parties.